SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2006 (June 22, 2006)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2006, Inergy, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Partnership of up to 4,312,500 common units (including an option to purchase up to 562,500 additional common units to cover over-allotments) representing limited partner interests in the Partnership (the “Units”) in an underwritten public offering (the “Offering”). The Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-132287).

In addition, on June 26, 2006, the underwriters notified the Partnership that they will exercise in full their option to purchase 562,500 additional common units. The Offering and the option to purchase additional common units are expected to close on June 28, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement dated as of June 22, 2006 by and among the Partnership, and the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto)

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: June 27, 2006		/s/ Laura L. Ozenberger
Laura L. Ozenberger Vice President—General Counsel and Secretary